UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report   July 25, 2019
(Date of Earliest event reported)

FIRST NORTHERN COMMUNITY BANCORP
(Exact name of registrant as specified in its charter)

California	000-30707	68-0450397
(State of Incorporation)	(Commission File No.)	(IRS Employer ID Number)

195 North First Street, P.O. Box 547, Dixon, California	95620
(Address of principal executive offices)	(Zip Code)

(707) 678-3041
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

ITEM 2.02  RESULTS OF OPERATION AND FINANCIAL CONDITION

On July 25, 2019, First Northern Community Bancorp issued a press release concerning financial results for the 2nd quarter of 2019, a copy of which is included as ITEM 9.01  (c) Exhibit 99.1 and incorporated herein by reference in both ITEM 2.02 and ITEM 7.01.  The Company does not intend for this exhibit to be incorporated by reference into future filings under the Securities Exchange Act of 1934.

ITEM 7.01  REGULATION FD DISCLOSURE

On July 25, 2019, First Northern Community Bancorp issued a press release concerning financial results for the 2nd quarter of 2019, a copy of which is included as ITEM 9.01 (c)  Exhibit 99.1 and incorporated herein by reference in both ITEM 2.02 and ITEM 7.01 in accordance with SEC Release No. 33-8216.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibit

99.1 Earnings Press Release, dated July 25, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 25, 2019	First Northern Community Bancorp (Registrant)

/s/ Jeremiah Z. Smith
By: Jeremiah Z. Smith
Senior Executive Vice President/
Chief Operating Officer

EXHIBIT INDEX

Exhibit	Document

99.1	Earnings Press Release, dated July 25, 2019

EXHIBIT 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE

Contact:       Louise A. Walker                                   July 25, 2019
President & Chief Executive Officer
First Northern Community Bancorp
& First Northern Bank
P.O. Box 547
Dixon, California
(707) 678-3041

First Northern Community Bancorp Reports
Second Quarter 2019 Earnings
Second Quarter Net Income of $3.4 Million
Year-to-Date Net Income Up 28.9% from Prior Period

Dixon, Calif.—First Northern Community Bancorp (the “Company”, OTCQB: FNRN), holding company for First Northern Bank (“First Northern” or the “Bank”), today reported net income of $7.4 million, or $0.60 per diluted share, for the six months ended June 30, 2019, compared to net income of $5.7 million, or $0.47 per diluted share, for the six months ended June 30, 2018.

Net income for the quarter ended June 30, 2019 was $3.4 million, or $0.28 per diluted share, compared to net income of $3.0 million, or $0.24 per diluted share for the quarter ended June 30, 2018.

Total assets at June 30, 2019 were $1.23 billion, an increase of $45.7 million, or 3.9%, compared to June 30, 2018. Total deposits at June 30, 2019 were $1.09 billion, an increase of $20.1 million, or 1.9%, compared to June 30, 2018. Total net loans (including loans held-for-sale) at June 30, 2019 were $732.8 million, an increase of $0.5 million, or 0.1%, compared to June 30, 2018. The Company continued to be “well capitalized” under regulatory definitions, exceeding the 10% total risk-based capital ratio threshold at June 30, 2019.

Commenting on the Company’s financial results, President & Chief Executive Officer Louise Walker stated, “We are pleased to report First Northern Community Bancorp had a strong second quarter performance with $3.4 million in net income, up 13.4% over the same three-month period in 2018. Year-to-date net income as of June 30, 2019 was up 28.9% over the same period last year. We are growing our relationship management teams with top local talent and look forward to attracting more and more small to medium sized businesses throughout our service area with First Northern’s brand of banking. We are enthusiastically preparing for the grand opening of our 11th full-service branch at 2901 Sunrise Boulevard in Rancho Cordova.  Tenant improvements are underway, and we expect to be moved in later this summer.”

About First Northern Bank
As the Sacramento Region’s local leader in small-business lending and customer satisfaction, First Northern specializes in relationship banking. Experts are available in small-business, commercial, real estate and agribusiness lending, as well as mortgage loans. The Bank is an SBA Preferred Lender. Non-FDIC insured Investment and Brokerage Services are available at every branch location, through Raymond James Financial Services, Inc., including: Auburn, Davis, Dixon, Fairfield, Roseville, Sacramento, Vacaville, West Sacramento, Winters, and Woodland. The Bank has a commercial lending office in Walnut Creek and a mortgage loan office in Sonoma. Real estate mortgage and small-business loan officers are available by appointment in any of the Bank’s 10  branches. First Northern is rated as a Veribanc “Blue Ribbon” Bank and a “5-Star Superior” Bank by Bauer Financial, for the earnings period of March 31, 2019 (veribanc.com and bauerfinancial.com). The Bank can be found on the Web at thatsmybank.com, on Facebook and on LinkedIn.

Forward-Looking Statements

This press release may include certain “forward-looking statements” about First Northern Community Bancorp and its subsidiaries (the “Company”). These forward-looking statements are based on management’s current expectations, including but not limited to statements about market conditions and current expectations about strategic focus and competitive advantages, and are subject to certain risks, uncertainties and changes in circumstances. Actual results may differ materially from these expectations due to changes in global political, economic, business, competitive, market and regulatory factors. More detailed information about these risk factors is contained in the Company’s most recent reports filed with the Securities and Exchange Commission on Forms 10-K and 10-Q, each as it may be amended from time to time, which identify important risk factors that could cause actual results to differ materially from those contained in the forward-looking statements. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s most recent reports on Form 10-K and Form 10-Q, and any reports on Form 8-K. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances arising after the date on which they are made. For further information regarding the Company, please read the Company’s reports filed with the SEC and available at www.sec.gov.
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